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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements pertaining to the 2001 Incentive Stock Option Plan (Form S-8, No. 333-106528) and the 1996 Incentive Stock Option Plan (Form S-8, No. 333-24241) of United Bankshares, Inc. of our report dated February 25, 2004, with respect to the consolidated financial statements of United Bankshares, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2003.

                                                    /s/ ERNST & YOUNG LLP

Charleston, West Virginia
March 10, 2004

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